STANDBY PURCHASE AGREEMENT

This Standby Purchase Agreement (this “Agreement”), dated as of ________, 2009, is entered into by and between Center Bancorp, Inc., a New Jersey corporation (the “Company”), on the one hand, and Larry B. Seidman (“Seidman”), the following entities:  Seidman and Associates, LLC, Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Broad Park Investors, LLC, Chewy Gooey Cookies, LP, Berggruen Holdings North America, Ltd. and LSBK 06-08, LLC (such entities collectively referred to as the “Seidman Affiliates”), Raymond Vanaria (“Vanaria”), Harold Schechter (“Schechter”), and Dennis Pollack (“Pollack”) (Seidman, the Seidman Affiliates, Vanaria, Schechter, and Pollack collectively referred to as the “Standby Purchaser”), on the other hand.

WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to commence an offering to each of the holders of its common stock, no par value (the “Common Stock”), of record as of the close of business on the record date to be determined by the Company’s Board of Directors or a committee of such Board (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price per share to be determined by the Board or such committee, which is expected to be at a discount to the average market price for a specified number of trading days prior to the Record Date (the “the “Subscription Price”), for an aggregate offering amount of up to $11,000,000 (such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its shareholders of record, at no charge, one Right for each share of Common Stock held by the stockholder of record as of the Record Date, and each Right will entitle the holder thereof to purchase a fraction of a New Share from the Company (with fractional shares rounded down to the nearest whole share) at the Subscription Price (the “Basic Subscription Privilege”); and

WHEREAS, each holder of Rights who exercises its Basic Subscription Privilege in full will be entitled to subscribe for, at the Subscription Price, Unsubscribed Shares (as defined herein) to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser to agree, and the Standby Purchaser has agreed, subject to the terms and conditions of this Agreement, that, to the extent New Shares are not purchased by the Company’s shareholders pursuant to the exercise of Rights, the Standby Purchaser shall be deemed to have exercised such Rights immediately prior to the expiration of the Offering Period and shall purchase such shares from the Company at the Subscription Price (the “Unsubscribed Shares”); and

WHEREAS, Seidman, Vanaria and Schechter are directors of the Company and they, along with the Seidman Affiliates and Pollack, are existing shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company and the Standby Purchaser, intending to be legally bound hereby, agree as follows:

Section 1.  Definitions.

(a)	Certain Defined Terms. The following terms used herein shall have the meanings set forth below:

(i)           “Agreement” has the meaning set forth in the preamble hereto.

(ii)          “Basic Subscription Privilege” has the meaning set forth in the recitals hereto.

(iii)         “Board” means the Board of Directors of the Company.

(iv)         “Business Day” shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of New Jersey.

(v)          “Closing” has the meaning set forth in Section 2(b).

(vi)         “Closing Date” has the meaning set forth in Section 2(b).

(vii)        “Commission” means the United States Securities and Exchange Commission.

(viii)       “Common Stock” has the meaning set forth in the recitals hereto.

(ix)          “Company” has the meaning set forth in the preamble hereto.

(x)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

(xi)           “New Shares” shall have the meaning set forth in the recitals hereto.

(xii)          “Offering Period” means the period of time from the commencement of the Rights Offering until the expiration of the Rights Offering.

(xiii)          “Over-Subscription Privilege” has the meaning set forth in the recitals hereto.

(xiv)          “Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

(xv)          “Record Date” has the meaning set forth in the recitals hereto.

(xvi)         “Rights” has the meaning set forth in the recitals hereto.

(xvii)       “Rights Offering” has the meaning set forth in the recitals hereto.

(xviii)      “Rights Offering Expiration Date” means the date on which the subscription period under the Rights Offering expires.

(xix)         “Rights Offering Registration Statement” means the Company’s Registration Statement on Form S-3 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and the New Shares will be registered pursuant to the Securities Act.

(xx)          “Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

(xxi)          “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.

(xxii)         “Standby Purchase Commitment” means the number of New Shares allocated to the Standby Purchaser by the Company at the Standby Purchase Commitment Price following the close of the Offering Period pursuant to the terms of this Agreement.

(xxiii)        “Standby Purchase Commitment Price” means the Subscription Price.

(xxiv)        “Standby Purchaser” has the meaning set forth in the preamble hereto.

(xxv)         “Subscription Agent” means Registrar and Transfer Company.

(xxvi)        “Subscription Price” has the meaning set forth in the recitals hereto.

(xxvii)       “Unsubscribed Shares” has the meaning set forth in the recitals hereto.

Section 2.  Standby Purchase Commitment.

(a)	Standby Purchase Commitment.

(i)           If and to the extent Unsubscribed Shares are not purchased by the Company’s shareholders pursuant to the exercise of Rights (including both the Basic Subscription Privilege and the Over-Subscription Privilege) under the Rights Offering, the Standby Purchaser shall be deemed to have exercised such remaining Rights immediately prior to the expiration of the Rights Offering and shall be entitled to, and hereby agrees to, purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, all such remaining Unsubscribed Shares.  The Standby Purchaser also hereby agrees to exercise all of its Basic Subscription Privileges and Over-Subscription Privileges in full.  Notwithstanding the foregoing, the Company shall not be required to issue any New Shares to the Standby Purchaser, and the Standby Purchaser shall not be required to purchase such New Shares, to the extent the issuance and sale of such New Shares would require the approval (the “Approvals”) of the Company’s shareholders or any bank regulatory or other governmental authority under applicable law.  If any Approvals are required for the issuance and sale of any New Shares to the Standby Purchaser, then the Company shall be required to sell to the Standby Purchaser, and the Standby Purchaser shall be required to purchase from the Company hereunder, only such number of New Shares as may be sold to the Standby Purchaser without obtaining the Approvals.

(ii)           The Standby Purchaser and the Company hereby agree that it is the intent of both parties that the Standby Purchaser, by virtue of acting hereunder, shall not be deemed an “underwriter” within the definition of Section 2(a)(11) of the Securities Act or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and the Standby Purchaser and Company shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.

(b)           Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Standby Purchase Commitment (the “Closing”) shall take place at the Roseland, New Jersey offices of Lowenstein Sandler PC, at 10:00 a.m., New Jersey time, on or before the third Business Day after the Rights Offering Expiration Date; provided that the Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and the Standby Purchaser (the date of the Closing, the “Closing Date”).

(c)           Deliveries at Closing.

(i)           At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates in book-entry form, registered in the name of the Standby Purchaser, representing the Standby Purchase Commitment. The certificate or certificates for the Standby Purchase Commitment shall be registered in such names and in such denominations as the Standby Purchaser may request not less than two Business Days prior to the Closing Date.

(ii)           At the Closing, the Standby Purchaser shall deliver to the Company the Standby Purchase Commitment Price for the Standby Purchase Commitment, which shall be paid by the Standby Purchaser to the Company in U.S. federal (same day) funds to an account designated in writing by the Company at least two Business Days prior to the Closing Date.

Section 3.  Representations and Warranties of the Standby Purchaser.  The Standby Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)           Due Authorization.  The Standby Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and the execution and delivery by the Standby Purchaser of this Agreement, the purchase of the Standby Purchase Commitment and the consummation of the transactions contemplated hereby (a) are within the power and authority of the Standby Purchaser and (b) with respect to the Seidman Affiliates, have been duly authorized by all necessary action of such Seidman Affiliates. This Agreement has been duly and validly executed and delivered by the Standby Purchaser. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Standby Purchaser, the purchase of the Standby Purchase Commitment and the compliance by the Standby Purchaser with the terms of this Agreement do not and will not conflict with and do not result and will not result in any breach or violation of any of the terms or provisions of, and do not constitute and will not constitute a default under, (i) the organizational documents of the Seidman Affiliates, (ii) any agreement or instrument to which the Standby Purchaser is a party or by which it is bound or to which its respective property is subject, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Standby Purchaser of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Standby Purchaser or its activities or properties.

(c)           No Consent. No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states) or of any other Person is required for the purchase by the Standby Purchaser of the shares of Common Stock underlying the Standby Purchase Commitment, if any, to be purchased by the Standby Purchaser hereunder and the consummation by such Standby Purchaser of the transactions contemplated by this Agreement.

(d)           Information.  The Standby Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the New Shares which have been requested by such Standby Purchaser or its advisers. The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, the Standby Purchaser is familiar with investments of the type that it is undertaking to purchase, is fully aware of the problems and risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment.

(e)           Market Stabilization.  The Standby Purchaser has not taken and the Standby Purchaser will not take, directly or indirectly, any action designed to or that might reasonably be expected to result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Standby Purchase Commitment.

(f)           Accredited Investor Status.  The Standby Purchaser is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Standby Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Standby Purchase Commitment, and has so evaluated the merits and risks of such investment. The Standby Purchaser is able to bear the economic risk of an investment in the Standby Purchase Commitment and, at the present time, is able to afford a complete loss of such investment. The Standby Purchaser understands that its investment in the Standby Purchase Commitment involves a significant degree of risk.

(g)           Acquisition for Investment. The Standby Purchaser is acquiring the Standby Purchase Commitment as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Standby Purchase Commitment or any part thereof, has no present intention of distributing any of such Standby Purchase Commitment and has no arrangement or understanding with any other Persons regarding the distribution of such Standby Purchase Commitment; provided, however, that in making such representation, the Standby Purchaser does not agree to hold the Standby Purchase Commitment for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Standby Purchase Commitment at any time in accordance with federal and state securities laws applicable to such sale, transfer or disposition.

(h)           Relationship with Company.  Each of Seidman, Vanaria and Schechter is a director of the Company.  The Standby Purchaser collectively owns an aggregate of ______ shares of Common Stock on the date of this Agreement.

(i)           Standby Purchaser Activities.  The Standby Purchaser is not a broker-dealer and does not need to be registered as a broker-dealer.

Section 4.  Covenants of the Standby Purchaser.

Neither the Standby Purchaser nor any of its affiliates will contact or communicate with any other Rights holders regarding the Standby Purchase Commitment without first notifying the Company.

Section 5.  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Standby Purchaser as follows:

(a)           Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, with corporate power and authority to own or lease its properties and conduct its business as currently conducted.

(b)           Issuance, Sale and Delivery of the New Shares.  The New Shares to be issued to the Standby Purchaser will have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the New Shares by the Company pursuant to this Agreement.

(c)           Due Execution, Delivery and Performance of the Agreement.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies and the public policy underlying such laws.  The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which any of its properties are bound or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company.

(d)           No Defaults or Consents.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the New Shares.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the New Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

(e)           Price of Common Stock.  Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons, has taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the New Shares.

(f)           No General Solicitation.  Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the New Shares to be issued pursuant to the Standby Purchase Commitment by any form of general solicitation or general advertising.

(g)           No Brokers’ Fees.  The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 6.  Restrictions on Transfer.

(a)           Restrictions on Transfer.  The Standby Purchaser shall not, and shall ensure that its affiliates do not, purchase, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly (“Transfer”), any New Shares purchased in the Standby Purchase Commitment; provided, however, that the foregoing shall not restrict in any manner a Transfer (i) by the Standby Purchaser (x) to one or more of its affiliates or (y) by a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or by a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 6(a), or (ii) by a Standby Purchaser to any other Person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act or (iii) made in accordance with Rule 144 under the Securities Act; provided, that the Company shall have the right to receive an opinion of legal counsel for the Standby Purchaser, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144 or (iv) made pursuant to a registration statement declared effective by the Commission. Any purported Transfers of New Shares purchased in the Standby Purchase Commitment in violation of this Section 6 shall be null and void and no right, title or interest in or to such New Shares purchased in the Standby Purchase Commitment shall be transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such purported Transfer in its stock records.

(b)           Compliance with Laws; Stop Order.  The Standby Purchaser shall, and shall ensure that its respective affiliates shall, observe and comply with the Securities Act and the Exchange Act and the regulations promulgated thereunder and all other requirements of applicable laws in connection with any permitted Transfer of the New Shares purchased in the Standby Purchase Commitment, including all requirements of applicable laws relating to the use of insider information or the trading of securities while in the possession of nonpublic information.

(c)           Restrictive Legends.  The Standby Purchaser understands and agrees that the New Shares purchased in the Standby Purchase Commitment will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Standby Purchaser:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Section 7.  Conditions Precedent.

(a)           Conditions of the Standby Purchaser’s Obligations.  The obligations of the Standby Purchaser under this Agreement are subject to the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder, and the following additional conditions:

(i)           the Rights Offering relating to the Common Stock shall have been completed by the Company and allocations of shares of Common Stock shall have been made thereunder;

(ii)           the Company shall have informed the Standby Purchaser of the Standby Purchase Commitment allocated hereunder to the Standby Purchaser following the close of the Offering Period;

(iii)           the representations and warranties of the Company contained in this Agreement shall be true and correct; and

(iv)           all covenants to be performed by the Company on or before the Closing Date shall have been performed.

(b)           Conditions of the Company’s Obligations. The obligations of the Company under this Agreement are subject to the performance by the Standby Purchaser on and as of the Closing Date of its covenants and agreements hereunder, and the following additional conditions:

(i)           the representations and warranties of the Standby Purchaser contained in this Agreement shall be true and correct;

(ii)           all covenants to be performed by the Standby Purchaser on or before the Closing Date shall have been performed; and

(iii)           the Standby Purchaser shall have delivered to the Company the Standby Purchase Commitment Price for the Standby Purchase Commitment allocated hereunder to the Standby Purchaser following the close of the Offering Period, if any.

(c)           Conditions of the Standby Purchaser and the Company’s Obligations.  The obligations of the Standby Purchaser and the Company under this Agreement are subject to the following condition:

(i)           the Rights Offering Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

Section 8.  Termination.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(i)           by mutual written agreement of the Company and the Standby Purchaser;

(ii)           by either the Company or the Standby Purchaser at any time after November 1, 2009 if the Closing has not occurred by such time other than because of a breach of any covenant or agreement on the part of such party set forth in this Agreement or because any representation or warranty of such party set forth in this Agreement shall not be true and correct; or

(iii)           in case any of the conditions specified in Section 7 shall not be fulfilled, this Agreement may be terminated by either party by giving notice to the other party.

(b)           Effect of Termination.  If this Agreement is terminated by either the Company or the Standby Purchaser pursuant to the provisions of this Section 8, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or the Standby Purchaser, except for the provisions of this Section 8(b), which shall survive any termination of this Agreement; provided, that nothing in this Section 8(b) shall relieve any party from liability for any willful breach of this Agreement.

Section 9.  Miscellaneous.

(a)           Amendments.  The provisions of this Agreement may not be amended or waived, except that the Standby Purchase Commitment and the Standby Purchase Commitment Price may be modified in writing by the Company and the Standby Purchaser at any time prior to the Closing Date.

(b)           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed first-class registered or certified mail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

If to the Company to:

Center Bancorp, Inc.
2455 Morris Avenue
Union, New Jersey  07083
Attention:  Anthony C. Weagley, CEO
Fax No.  908-810-7304

With a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey  07068
Attention:  Peter H. Ehrenberg, Esq.
Fax No.  973-597-3451

If to the Standby Purchaser to:

Lawrence B. Seidman, Esq.
100 Misty Lane
Lanidex Plaza
P.O. Box 5430
Parsippany, New Jersey  07054
Fax No.  973-560-0876

(c)           Successors.  This Agreement shall be to the benefit of and be binding upon the Standby Purchaser and the Company. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained.

(d)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in New Jersey or the courts of the State of New Jersey (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(f)           Entire Agreement.  This Agreement sets forth the entire agreement between the Company and the Standby Purchaser with respect to the subject matter hereof. Any prior agreements or understandings among the Company and the Standby Purchaser regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CENTER BANCORP, INC.

By:
Name
Title

Larry B. Seidman

SEIDMAN AND ASSOCIATES, LLC

By:
Name
Title

SEIDMAN INVESTMENT PARTNERSHIP, LP

By:
Name
Title

SEIDMAN INVESTMENT PARTNERSHIP, II, LP

By:
Name
Title

BROAD PARK INVESTORS, LLC

By:
Name
Title

CHEWY GOOEY COOKIES, LP

By:
Name
Title

BERGGRUEN HOLDINGS NORTH AMERICA, LTD.

By:
Name
Title

LSBK 06-08, LLC

By:
Name
Title

Raymond Vanaria

Howard Schechter

Dennis Pollack